Exhibit 10.49

(English Translation)

Contract No.

21MWp Distributed Power Station Project of LDK Factory in Distributed PV Power Generation Demonstration Park of Xinyu of Jiangxi

EPC General Contract

Owner: Xinyu Zhongzhi Guoxiang New Energy Electric Power Investment Development Co., Ltd.

General Contractor: Xinyu Xinwei New Energy Co., Ltd.

Place of Contract Signing: Xinyu, Jiangxi

Date of Contract Signing: July 17, 2014

This contract is signed between Xinyu Zhongzhi Guoxiang New Energy Electric Power Investment Development Co., Ltd. (hereinafter referred to as “Owner”) and Xinyu Xinwei New Energy Co., Ltd. (hereinafter referred to “General Contractor”) on July 17, 2014 in Xinyu, Jiangxi.

Whereas Owner plans to build 21MWp photovoltaic grid-connected power generation project, in accordance with Contract Law of the People’s Republic of China, Building Law of the People’s Republic of China and other relevant laws and administrative regulations, in the principles of equality, voluntariness, fairness and integrity, both parties enter into the contract upon negotiation in terms of the building engineering construction project (also called “the project” below).

1. The contract includes the following documents:

(1) Contract agreement;

(2) Special contract terms;

(3) General contract terms;

(4) Technical standard and requirement;

(5) Drawing (if any);

(6) Bill of quantities;

(7) Other contract documents.

2. The above documents shall supplement and explain for each other. In case of any ambiguity or inconsistence, it shall be subject to that listed in front. For those with the same order, it shall be subject to that with the latest time. In case of contradiction between initial review comments, acceptance inspection opinions of functional departments of project location and the technical agreement, the former shall prevail. In the same text, in case of inconsistence of standards, the higher one shall prevail.

3. Contract Price: Total contract price is RMB (in words) one hundred and sixty-eight million yuan only (￥168,000,000yuan) (tax-inclusive price) (See Annex to the contract for bill of quantities). In which:

(1) Architectural engineering cost:

RMB (in words) ten million nine hundred and ninety-two thousand four hundred and four yuan only (￥10,992,404yuan);

(2) Installation engineering cost:

RMB (in words) nine million five hundred and forty-six thousand and nine yuan only (￥9,546,009yuan);

(3) Equipment and main materials cost:

RMB (in words) one hundred and thirty-three million seven hundred and eight thousand eight hundred and seventy-six yuan only (￥133,708,876yuan);

(4) Other costs (including designing, commissioning, service, and etc.):

RMB (in words) thirteen million seven hundred and fifty-two thousand seven hundred and eleven yuan only (￥13,752,711yuan).

The contract price covers all the work contents within the general contracting scope agreed in the contract. Except for the payment needing increasing or reducing in the process of project implementation as agreed in the contract, no adjustment will be made on the contract price.

3.1 The contracted form of the contract is fixed price contract. It is agreed in the contract that the contract price shall be correspondingly reduced in case of reduction of work contents within the contract scope.

3.2 The contract price has included all the obligations undertaken by General Contractor stipulated in the contract (including the obligation for providing goods, materials, equipment, service, and etc.) as well as all the jobs, conditions and costs required for implementing and completing the contract project as well as its defect repairs.

3.3 The contract price includes but is not limited to preparation for implementing the project construction, field entry and exit, field leveling before exit, construction of temporary facilities and all the measures costs, fees, difference in price incurred by price inflation, taxes, risks, insurance, levies of governmental departments and all the other costs which shall be borne by General Contractor.

4. Contract form: fixed price contract (tax-inclusive).

5. Date of project commencement: July 25, 2014;

Date of project completion: September 30, 2014;

6. Project Manager of General Contractor: Wu Zhimin

Deputy Project Manager: Jiang Sheng

7. Project quality shall be in conformity with the standard of the contract and national or industrial quality inspection assessment (whichever is higher).

8. General Contractor promises to undertake project construction, completion delivery and defect repairs as agreed in the contract.

9. Owner promises to pay the contract price to General Contractor under the conditions, time and form as agreed in the contract.

10. The contract takes effect after both parties’ legal representatives or the entrusted agents sign and affix the official seal of the unit on the same, and becomes invalid after both parties complete respective contract obligations.

11. The contract is made in six originals, both parties holding three copies respectively, having the same legal effect.

12. Both parties shall sign supplementary agreement for matters not mentioned herein, which shall be an integral part of the contract.

(Signature Page)

Owner: Xinyu Zhongzhi Guoxiang New Energy Electric Power Investment Development Co., Ltd.	General Contractor: Xinyu Xinwei New Energy Co., Ltd.
(Official Seal)	(Official Seal)
Legal Representative or Entrusted Agent: (signature)	Legal Representative or Entrusted Agent: (signature)

Address: 2/F, Natatorium of Xinyu Sports Center	Address: Building 5, Pengxia Village, Futang Management Office, Chengbei Office, Yushui District, Xinyu, Jiangxi
Post Code: 338000	Post Code: 338000
Opening Bank: Jiyang Banking Office of Xinyu of China Construction Bank Co., Ltd.	Opening Bank: Business Department of Xinyu Branch of Industrial and Commercial Bank of China
Account No. _______________	Account No. _________________
Contact Person: ____________	Contact Person: _______________
Tel: 07906736505	Tel: 07906861173
Fax: 07906736505	Fax: 07906861775
E-mail:
Place of Signing: Xinyu, Jiangxi	Place of Signing: Xinyu, Jiangxi

17. Contract Price and Payment

17.2 Advance Payment

17.2.1 Advance Payment

Amount and Payment of Advance Payment: Advance payment accounts for 10% of the total contract price, deemed as project payment having been paid.

17.2.2 Deduction and Pay-off of Advance Payment: non-deductable. It shall be deemed as project payment having been paid.

17.3 Project Progress Payment

17.3.1 Agreement on Payment

1) Mode of Payment: telegraphic transfer or acceptance bill.

2) Having no performance guarantee.

17.3.2 Mode, Terms and Time of Payment of Project Progress Payment:

1) After signing the contract, Owner shall pay 10% of the total contract price within 7 days as advance payment, i.e. RMB (in words) sixteen million eight hundred thousand yuan only (￥16,800,000yuan);

2) After the entry of major equipments which indicate component, support and inverter, upon qualified acceptance inspection by supervisor and Owner, Owner shall pay 30% of the total contract price within 15 days after receiving corresponding value added tax invoice (including amount of advance payment), i.e. RMB (in words) fifty million four hundred thousand yuan only (￥50,400,000yuan);

3) After finishing the installation of major equipments, upon qualified acceptance inspection by supervisor and Owner, Owner shall pay 30% of the total contract price within 15 days after receiving corresponding value added tax and construction and installation project invoice, i.e. RMB (in words) fifty million four hundred thousand yuan only (￥50,400,000yuan);

4) Upon total grid connection of the project and qualified operation of 240 hours, after finishing project completion settlement, General Contractor provides construction and installation invoice and value added tax of 100% of total settlement amount, and 90% of total settlement amount will be paid after verified by Owner;

5) 10% of the total contract settlement amount of the project shall be served as quality guarantee deposit; the balance will be paid off without interest within 30 days after the expiry of quality guarantee period (one year since the date of qualified acceptance inspection upon the completion of the project).

Construction and installation project invoice shall be issued for construction and installation projects, and value added tax invoice shall be issued for equipments and other parts.

Owner accepts or pays no expenses for the quantities caused by General Contractor arbitrarily exceeding the scope of design drawing and reworking for the reason of General Contractor.

14.2.3 Progress Payment Application Form

General Contractor shall, before the payment of every progress payment, submit progress payment application form attached with supporting documents to supervisor and Owner according to the format approved by the supervisor and separately agreed copies, for the confirmation of the supervisor and Owner.

14.2.4 Progress Payment Certificate and Payment Time

Owner shall, within 15 days at the latest after confirming the progress payment application form, pay the payable progress payment to General Contractor. In case of late payment by Owner, liquidated damages of 0.03% of payable amount per day will be charged. In case of late payment of over 15 days, General Contractor has the right to ask for corresponding extension of construction period.

17.4 Quality Guarantee Deposit

17.4.1 The quality guarantee deposit for the project is 10% of the total contract settlement amount.

17.5 Completion Settlement

17.5.1 Completion Payment Application Form

(1) After the issuance of Project Taking-over Certificate, General Contractor shall submit completion payment application form to the supervisor and Owner as per the copies and time limit agreed in special contract terms, as well as provide relevant supporting evidence. Unless otherwise agreed in the special contract terms, completion payment application form shall include the following contents: total completion settlement contract price, project price having been paid to General Contractor by Owner, quality guarantee deposit that should be detained, completion payment amount payable.

17.6 Final Pay-off

14.5.1 Final Pay-off Application Form

(1) After the issuance of Certificate of Termination of Defects Liability Period, General Contractor can submit final pay-off application form to Owner as per the copies and time limit agreed in special contract terms, as well as provide relevant supporting evidence.